Exhibit 32.2

  Certification of Principle Executive Officer and Principle Financial Officer
           Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

      I, Scott D. Nogles, Senior Vice President and Chief Financial Officer of New England Bancshares, a Maryland corporation (the "Company") certify in my capacity as an officer of the Company that I have reviewed the annual report on Form 10-K for the year ended March 31, 2009 (the "Report") and that to the best of my knowledge:

      1. the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  June 26, 2009                    /s/ Scott D. Nogles
                                        ---------------------------------------
                                        Scott D. Nogles
                                        Executive Vice President and
                                        Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.